As filed with the U.S. Securities and Exchange Commission on May 18, 2022
Registration No. 333-264168
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2 to
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PAGAYA TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)
State of Israel	7389	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Azrieli Sarona Bldg, 54th Floor
121 Derech Menachem Begin
Tel-Aviv 6701203, Israel
+972 (3) 715 0920
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Pagaya US Holding Company LLC
90 Park Ave
New York, NY 10016
646-710-7714
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:
Jeffrey A. Brill Maxim O. Mayer-Cesiano Andrea L. Nicolás B. Chase Wink Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 Tel: 212-735-3000	Aaron M. Lampert Sharon Gazit Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141 Israel Tel: 972-3-608-9999	Mark A. Brod Jonathan Corsico Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Tel: 212-455-2000	Ory Nacht Michal Herzfeld Herzog Fox & Neeman 6 Yitzhak Sadeh St. Herzog Tower Tel Aviv 6777506 Israel Tel: 972-3-692-2020
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement provided that all other conditions to the proposed merger described herein have been satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Pagaya Technologies Ltd. is filing this Amendment No. 2 to its Registration Statement on Form F-4 (File No. 333-264168) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item  21 of Part  II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21. Exhibits and financial statements schedules
Exhibits.
Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of September 15, 2021, by and among Pagaya Technologies Ltd., EJF Acquisition Corp. and Rigel Merger Sub Inc.
3.1*	Amended and Restated Articles of Association of Pagaya Technologies Ltd. (as currently in effect)
3.2	Form of Amended and Restated Articles of Association of Pagaya Technologies Ltd. (to be effective upon consummation of the Merger)
3.3*
Amended and Restated Memorandum and Articles of EJF Acquisition Corp. (incorporated by reference to Exhibit 3.1 of EJF Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 24, 2021)

4.1*	Specimen Unit Certificate of EJF Acquisition Corp. (incorporated by reference to Exhibit 4.1 of EJF Acquisition Corp.’s Amendment No. 3 to Form S-1 filed with the SEC on February 18, 2021)
4.2*
Specimen Class A Common Stock Certificate of EJF Acquisition Corp. (incorporated by reference to Exhibit 4.2 of EJF Acquisition Corp.’s Amendment No. 3 to Form S-1 filed with the SEC on February 18, 2021)

4.3*	Specimen Warrant Certificate of EJF Acquisition Corp. (incorporated by reference to Exhibit 4.3 of EJF Acquisition Corp.’s Amendment No. 3 to Form S-1 filed with the SEC on February 18, 2021)
4.4*
Warrant Agreement, dated as of February 24, 2021, between Continental Stock Transfer & Trust Company and EJF Acquisition Corp. (incorporated by reference to Exhibit 4.1 of EJF Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 24, 2021)

4.5*	Specimen Common Share Certificate of Pagaya Technologies Ltd.
4.6*	Specimen Warrant Certificate of Pagaya Technologies Ltd.
4.7	Form of Assignment, Assumption and Amendment Agreement, by and among Pagaya Technologies Ltd., EJF Acquisition Corp. and Continental Stock Transfer & Trust Company
4.8*
Registration and Shareholder Rights Agreement, by and among EJF Acquisition Corp., Wilson Boulevard LLC and certain security holders (incorporated by reference to Exhibit 10.3 of EJF Acquisition Corp. Current Report on Form 8-K filed with the SEC on March 1, 2021)

4.9	Form of Registration Rights Agreement (to be effective upon consummation of the Merger)
5.1	Opinion of Goldfarb Seligman & Co. as to the validity of Pagaya Ordinary Shares to be issued
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the Pagaya Warrants to be issued
10.1*
Investment Management Trust Agreement, dated as of February 24, 2021, by and between Continental Stock & Trust Company and EJF Acquisition Corp. (incorporated by reference to Exhibit 10.2 of EJF Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 24, 2021)

10.2*
Administrative Services Agreement, dated as of February 24, 2021, by and between EJF Acquisition Corp. and Wilson Boulevard LLC (incorporated by reference to Exhibit 10.5 of EJF Acquisition Corp’s Current Report on Form 8-K filed with the SEC on February 24, 2021)

10.3*
Letter Agreement, dated as of February 24, 2021, by and among EJF Acquisition Corp., Wilson Boulevard LLC and each of EJF Acquisition Corp.’s officers and directors (incorporated by reference to Exhibit 10.4 of EJF Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 24, 2021)

10.4*†	EJFA Voting Agreement, dated as of September 15, 2021, by and between Pagaya Technologies Ltd. and Wilson Boulevard LLC (included as Annex G to the proxy statement/prospectus)
10.5*†
Pagaya Voting Agreement, dated as of September 15, 2021, by and among EJF Acquisition Corp., Pagaya Technologies Ltd., and certain of Pagaya Technologies Ltd.’s shareholders (included as Annex F to the proxy statement/prospectus)

II-1

Exhibit Number	Description
10.6*	Side Letter Agreement, dated as of September 15, 2021, by and between Pagaya Technologies Ltd., EJF Acquisition Corp. and Wilson Boulevard LLC (included as Annex E to the proxy statement/prospectus)
10.7*††	Subscription Agreement, dated as of September 15, 2021, by and between Pagaya Technologies Ltd. and EJFA Debt Opportunities Master Fund, LP (included as Annex D to the proxy statement/prospectus)
10.8*	Form of Subscription Agreement
10.9*†††	Pagaya Technologies Ltd.’s 2016 Equity Incentive Plan
10.10*†††	Pagaya Technologies Ltd. 2016 Equity Incentive Plan Stock Option Sub-Plan for United States Persons
10.11*†††	Pagaya Technologies Ltd.’s 2021 Equity Incentive Plan
10.12*†††	Pagaya Technologies Ltd. 2021 Equity Incentive Plan Stock Option Sub-Plan for United States Persons
10.13†††	Form of Pagaya Technologies Ltd.’s 2022 Share Incentive Plan
10.14	Form of Pagaya Technologies Ltd. Indemnification, Insurance and Exculpation Undertaking
10.15*††	Credit Agreement, dated as of December 23, 2021, by and among Pagaya Technologies Ltd., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent
10.16*
Amendment No. 1 to Credit Agreement, dated as of March 15, 2022, by and among Pagaya Technologies Ltd., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.17	Pagaya Technologies Ltd. Compensation Policy for Executive Officers and Directors
10.18	Pagaya Technologies Ltd. 2022 Share Incentive Plan (Sub-plan for Israeli Participants)
21.1*	List of subsidiaries of Pagaya Technologies Ltd.
23.1*	Consent of Ernst & Young Global Limited, independent registered accounting firm for Pagaya Technologies Ltd.
23.2*	Consent of Marcum LLP, independent registered accounting firm for EJF Acquisition Corp.
23.3	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1)
23.4	Consent of Skadden, Arps. Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.5*	Consent of Duff & Phelps, financial advisor to EJF Acquisition Corp.
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement)
99.1	Form of Proxy Card for Special Meeting
99.2*	Consent of Emanuel J. Friedman to be named as a director
107	Filing Fee Table
*	Previously filed.
†
Certain schedules or similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules or similar attachments to the SEC upon its request.

††
Certain identified information has been redacted from the exhibit in accordance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

†††	Indicates a management contract or compensatory plan.
II-2

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on the 18th day of May, 2022.
PAGAYA TECHNOLOGIES LTD.

By:	/s/ Gal Krubiner
	Name:	Gal Krubiner
	Title:	Chief Executive Officer
By:	/s/ Michael Kurlander
	Name:	Michael Kurlander
	Title:	Chief Financial Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
NAME	POSITION	DATE

/s/ Gal Krubiner	Chief Executive Officer and Board Member (Principal Executive Officer)	May 18, 2022
Gal Krubiner

*	Chief Financial Officer (Principal Financial Officer)	May 18, 2022
Michael Kurlander

*	Chief Accounting Officer (Principal Accounting Officer)	May 18, 2022
Scott Bower

*	Chairman	May 18, 2022
Avi Zeevi

*	Board Member	May 18, 2022
Amy Pressman

*	Board Member	May 18, 2022
Harvey Golub

*	Chief Technology Officer and Board Member	May 18, 2022
Avital Pardo

*	Board Member	May 18, 2022
Dan Petrozzo

*	Board Member	May 18, 2022
Mircea Ungureanu

*	Chief Revenue Officer and Board Member	May 18, 2022
Yahav Yulzari

/s/ Gal Krubiner	Attorney-In-Fact	May 18, 2022
Gal Krubiner

     AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the U.S. of Pagaya Technologies Ltd. has signed this registration statement on May 18, 2022.
Pagaya US Holding Company LLC

By:	/s/ Gal Krubiner
	Name:	Gal Krubiner
	Title:	Authorized Person